UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2011
Date of Report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22610 US Highway 281 N., Suite 218 San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 226-6700
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Separation Agreement with BDR Inc.

On May 31, 2011, the Company entered into a Separation Agreement and Release with BDR, Inc. (the “Separation Agreement”).  As disclosed in the Company's Form 8-K filing dated March 24, 2011, the Company and BDR, Inc. entered into a Consulting Agreement dated March 24, 2011 that began on  January 31, 2011 pursuant to which BDR, Inc. would provide consulting services to the Company.   As disclosed in the Company's Form 10-Q filed on May 16, 2011, BDR, Inc. resigned as a consultant to the Company on April 8, 2011.  The terms of the Separation Agreement provide for the mutual release of claims by the Company and BDR, Inc. related to the Consulting Agreement and certain indebtedness of the Company.  Pursuant to the Separation Agreement, BDR, Inc. received $90,000, the title to a Company provided vehicle used by the consultant, and waiver of its obligation to reimburse the Company for other nominal expenses.  BDR, Inc. forfeited its vested and unvested options granted under the Consulting Agreement and other agreements with the Company.

The above summaries are qualified in their entirety by reference to the full text of the Separation Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number	Description of Exhibit
10.1	Separation Agreement and Release with BDR, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2011	CROSS BORDER RESOURCES, INC.

	By:	/s/P. Mark Stark
P. Mark Stark
Chief Financial Officer